                                                                     Exhibit 4.6


                    SETTLEMENT AGREEMENT AND GENERAL RELEASES

         This SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES ("Agreement") is made as of this 10th day of June, 2003, by and between Robert Moore ("Moore") and NDMS Investments, L.P., a Nevada limited partnership ("NDMS"), on the one hand, and QT-5, Inc., a Delaware corporation ("QT-5"), SBI-USA, LLC ("SBI-USA") and Shelly Singhal ("Singhal")(Singhal and SBI-USA being collectively referred to herein as "SBI"), on the other hand, with reference to the following facts and definitions:

                                R E C I T A L S:

     A. QT-5 is the successor to Quicktest-5, Inc. and Moneyzone.com, Inc.

     B. SBI is an investor in QT-5, and is desirous of entering into this Agreement in furtherance of its interests as an investor and in order to obtain the releases herein.

     C. Devenshire Management Corp ("Devenshire"), Sunset Holdings International Ltd. ("Sunset"), Alliance Financial Network, Inc. a Nevada corporation ("Alliance"), Chess Management Group LLC ("Chess"), Dale Affonso ("Affonso"), Christopher Ewing ("Ewing"), and Stephen Radusch ("Radusch") are collectively referred to herein as the "Consenting Parties").

     D. QT-5, on the one hand, and NDMS and Moore, on the one hand, are entering into a Settlement Agreement and General Releases of even date herewith (the "Other Agreement"), which the Consenting Parties have the power to accept pursuant to and under the terms and conditions set forth therein.

     E. NDMS has loaned funds to QT-5 pursuant to various promissory notes (the NDMS Notes").

     F. Moore and QT-5 are parties to that certain Consulting Agreement dated as of January 1, 2003 (the "Moore Consulting Agreement").

     G. At various times, Moore has received from QT-5 certain shares of QT-5's common stock (the "Moore Shares").

     H. At various times, NDMS has received from QT-5 certain shares of QT-5's common stock (the "NDMS Shares").

     I. QT-5 and Devenshire are parties to that certain Bridge Loan Promissory Note dated as of September 29, 2002 (the "Devenshire Note").

     J. QT-5 and Alliance are parties to that certain Bridge Loan Promissory Note dated as of September 29, 2002 (the "Alliance Note").

     K. QT-5 and Affonso are parties to that certain Promissory Note dated as of January 24, 2003 (the "Affonso Note").

     L. QT-5 and Sunset are parties to that certain Consulting Agreement dated as of June 25, 2002 (the "Sunset Consulting Agreement").

     M. QT-5 and Ewing are parties to those certain Consulting Agreements dated as of December 1, 2002 and January 1, 2003 (the "Ewing Consulting Agreements").

     N. QT-5 and Radusch are parties to that certain Consulting Agreement dated as of January 23, 2003 (the "Radusch Consulting Agreement").

     O. At various times, Bossung, Alliance and Chess have, directly or through related entities, (including family trusts) received from QT-5 shares of QT-5 common stock (collectively, the "Bossung Shares").

     P. At various times, Affonso has, directly or through related entities, received from QT-5 shares of QT-5 common stock (the "Affonso Shares").

     Q. At various times, Sunset and Sanders have, directly or through related entities, received from QT-5 shares of QT-5 common stock (the "Sunset Shares").

     R. At various times, Ewing has, directly or through related entities, received from QT-5 shares of, and options to purchase shares of, QT-5 common stock (the "Ewing Shares").

     S. At various times, Radusch has, directly or through related entities, received from QT-5 shares of, and options to purchase shares of, QT-5 common stock (the "Radusch Shares").

     T. Moore, NDMS and the Consenting Parties contend that QT-5 has materially breached its obligations to them and that SBI and their respective directors, officers, agents, and/or representatives have engaged in wrongful acts that have caused harm to Moore, NDMS and the Consenting Parties.

     U. QT-5 and SBI contend that NDMS, Moore and the Consenting Parties have materially breached their obligations to QT-5 and that they engaged in wrongful acts that have caused harm to SBI.

     V. The contentions in Paragraphs T and U are disputed.

     W. NDMS and Moore, on the one hand, and QT-5 and SBI, on the other hand, (collectively, the "Parties") are each desirous of fully and forever amicably resolving and settling their Claims, disputes and differences, on the terms and conditions set forth herein. The Parties are also desirous of resolving Claims, disputes and differences between SBI, on the one hand, and the Consenting Parties (and related persons and entities) on the other hand.

     X. As used herein, the term "Claims" shall have its broadest possible meaning and shall include, without limitation: any and all manner of action or actions, cause or causes of action, suits, proceedings, debts, liabilities, claims, calls, accounts, accountings, demands, obligations, costs, expenses, sums of money, controversies, damages, reckonings, and liens of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or liquidated, in personam or in rem, legal or equitable, statutory or administrative, which the holder of such Claim has or at any time heretofore had or may have had, by reason of anything whatsoever occurring, done, omitted or suffered to be done prior to the date of this Agreement, whether accrued or accruing before, on or after the date of this Agreement.

     NOW, THEREFORE, in reliance upon and in consideration of the mutual covenants, releases, agreements and conditions contained herein, and subject to the provisions and terms of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by each and all of the Parties, the Parties each agree as follows:

     1. EFFECTIVENESS. This Agreement shall become binding upon execution by all of the Parties ("Effective Date"), whether in counterpart or upon single instrument, and shall become fully effective immediately thereupon subject only to the terms and conditions set forth herein. The provisions of Paragraph 4 hereof shall be binding upon Consenting Parties and inure to the benefit of the Consenting Parties (and their respective releasees) upon their delivery of notice to SBI and QT-5 that they consent to be bound by the provisions of Paragraph 4 hereof.

     2. PAYMENT. Immediately upon execution of this Agreement, SBI shall pay to NDMS the total sum of One Hundred Sixty Eight Thousand Dollars ($168,000) free and clear of all liens, claims, encumbrances, security interests or equities. The payment will be made by two

Cashier's Check(s) payable to "Christensen Miller Client Trust Account" and delivered to NDMS' counsel at the address set forth below. The first Cashier's Check shall be in the amount of $122,000, and shall be delivered immediately upon execution, but no later than 5:00 p.m on Tuesday, June 10, 2003; the second Cashier's Check shall be in the amount of $46,000 and shall be delivered no later than 11:00 a.m on Wednesday, June 11, 2003. If the Cashier's Checks are not delivered timely (time being of the essence), or if they are not paid upon presentment, this Agreement and the Other Agreement shall be null and void and of no further effect. The payment contemplated hereunder is being made (a) in consideration of the releases granted hereunder, and the mutual promises between NDMS and Moore, on the one hand, and SBI, on the other hand, contained herein, and (b) in order to induce NDMS and Moore to enter into the Other Agreement.

     3. GENERAL RELEASES - PARTIES.

        (a) RELEASE OF NDMS AND MOORE BY SBI.

     Except for the promises, covenants and obligations created by or under this Agreement, SBI, on behalf of themselves and their respective parents, subsidiaries, affiliates, directors, officers, members, managers, predecessors, successors, assigns, heirs, executors and administrators, do hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Moore and NDMS and their respective directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the NDMS Notes; (2) any and all Claims arising out of or related to the NDMS Shares; (3) any and all Claims arising out of or related to the Moore Consulting Agreement; (4) any and all Claims relating to QT-5; (5) any and all claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

        (b) RELEASE OF SBI BY MOORE AND NDMS.

     Except for the promises, covenants and obligations created by or under this Agreement, NDMS and Moore do hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge SBI and their respective members, managers, predecessors in interest, divisions, agents, attorneys, assigns, heirs, executors and administrators, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the Other Agreement; or (2) any Claims carved out from the releases given in the Other Agreement

     (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 3(a) or 3(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 3(a) or 3(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 3(a) or 3(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

          4. GENERAL RELEASES - CONSENTING PARTIES.

             (a) RELEASE OF CONSENTING PARTIES BY SBI.

     Except for the promises, covenants and obligations created by or under this Agreement, SBI, on behalf of itself and its parents, subsidiaries, affiliates, members, managers, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Consenting Parties and their respective directors, officers, parents, subsidiaries, members, managers, partners, successors, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present.

     (b) RELEASE OF SBI BY CONSENTING PARTIES. Except for the promises, covenants and obligations created by or under this Agreement, Consenting Parties hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge SBI and its members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the Other Agreement; or (2) any Claims carved out from the releases given in the Other Agreement.

     (c) The Parties and Consenting Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 4(a) or 4(b) above. The Parties and Consenting Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 4(a) or 4(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 4(a) or 4(b) above. A breach of these covenants may be specifically enforced, and the Parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

     (d) The provisions of this Paragraph 4 are conditioned upon Consenting Parties' execution and delivery to QT-5 and SBI, within ten (10) business days of the Effective Date, of the consent attached as exhibit A to this Agreement. As each Consenting Party executes and delivers its or his consent, such consent shall be effective as to such Consenting Party and shall inure to the benefit of such Consenting Party and his or its respective releasees.

     5. WAIVER. In connection with the releases set forth in Paragraphs 3 and 4, the Parties each acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts which they now know or believe to be true with respect to the subject matter of this Agreement. Nonetheless, it is their intention hereby fully, finally, absolutely and forever to settle and release any and all matters described in the preceding paragraph hereof which exist, may exist or may heretofore have existed between them and, in furtherance of such intention, the Releases herein given shall be and will remain in effect notwithstanding the discovery of any additional or different facts relating to the subject matter of this Agreement. Therefore, the Parties each acknowledge that they have had the opportunity and ability to consult with and be informed by attorneys of their choosing regarding all aspects of this Agreement and that they are familiar with
Section 1542 of the Civil Code of the State of California, which provides as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO HAVE EXISTED IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


The Parties each hereby waive and relinquish all rights and benefits it has or may have under Section 1542 of the Civil Code of the State of California or any like statute or law in any other jurisdiction to the full extent it may lawfully do so.

     6. ATTORNEYS' FEES AND COSTS. As they relate to the negotiation and settlement of the dispute between the Parties, the Parties shall each bear his or its own attorneys' fees, costs and all other expenses incurred with respect to all aspects of the negotiation of this Agreement.

     7. REPRESENTATIONS AND WARRANTIES

        (a) SBI represents and warrants that they are the sole owners of and have not assigned or transferred (voluntarily, involuntarily or by operation of law), or purported to assign or transfer, to any person, entity or institution, any Claim released in Paragraphs 3(a) and/or 4(a) hereof.

     (b) NDMS and Moore represent and warrant that they are the sole owners of and have not assigned or transferred (voluntarily, involuntarily or by operation of law), or purported to assign or transfer, to any person, entity or institution, any Claim released in Paragraph 3(b) hereof.

     (c) NDMS and Moore, on the one hand, and Soft Bank, on the other hand, represent and warrant that there are no Claims against the other(s) which are not released by Paragraph 3 hereof, or expressly carved-out therein.

     (d) SBI represents and warrants that, to the best of their knowledge, the Moore Shares, the NDMS shares, the Affonso Shares, the Bossung Shares, the Sunset Shares, the Ewing Shares, and the Radusch Shares have been duly authorized, validly issued, are nonassessable, are not subject to any preemptive or other similar rights and have not been issued in violation of any applicable laws, the QT-5 Articles of Incorporation, the QT-5 Bylaws or the terms of any contract to which QT-5 is a party or bound. There are no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire such shares.

     (e) QT-5 and SBI represent and warrant that: (i) SBI-USA is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties;
(iii) it has taken all action on the part of the Company, its members and managers necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations hereunder; (iv) this Agreement, when executed and delivered, shall constitute valid and binding obligations of the Company, enforceable in accordance with its terms; and (v) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement

     (g) Each of the undersigned executing this Agreement in a representative capacity represents and warrants, for the reliance of the Parties: (i) that the entity on whose behalf he signs is validly existing under the laws of the several States; (ii) that the entity on whose behalf he signs has the requisite power and authority to enter into this Agreement; and (iii) that he has the requisite power and authority to execute this Agreement on behalf of such entity and to bind such entity to the covenants, conditions, representations and warranties herein.

     (h) Each Party to this Agreement, and the undersigned, agree to defend, indemnify and hold harmless the other Party(ies) and the Consenting Parties from any Claims arising out of or in connection with his or its breach of the representations and warranties in this Agreement.

     8. CONFIDENTIALITY. The Parties each agree that the terms of this Agreement shall remain confidential and shall not be disclosed to any third party other than: (1) to their respective attorneys, accountants, financial advisors and business partners; (2) as required by applicable federal or state law; (3) pursuant to a valid subpoena or other compulsory process of a court or other administrative or governmental entity; or (4) as may be required to enforce the terms of this Agreement or to perfect any security interest granted pursuant hereto. In the event that any subpoena or process seeking disclosure of this Agreement or confidential information concerning its subject matter is received or expected to be received by any Party (or any officer, director, employee, attorney or agent of any Party), such Party shall promptly provide notice to the other Party.

     9. ANTI-DEFAMATION. The Parties each agree not to make any statement to any third party concerning the other(s) which is false, slanderous or defamatory.

     10. SUCCESSORS; BENEFICIARIES. This Agreement, and the covenants and conditions herein, shall be binding upon each of the Parties and also shall be binding upon and inure to the benefit of their respective predecessors, successors and assigns. The Consenting Parties (and their respective releasees) are intended third party beneficiaries of this Agreement.

     11. INTEGRATION; RELIANCE; FRAUD OR MISTAKE. This Agreement and the Other Agreement contains and constitutes the entire agreement and understanding of the Parties concerning the subject matter hereof and thereof, and supersedes and replaces all prior discussions and negotiations, proposed agreements or agreements, written or oral, pertaining to such subject matters; it is the intention of the Parties that the Other Agreement fully survive the execution of this Agreement and that this Agreement survive the Execution of the Other Agreement. Each of the Parties acknowledges that the other Party has not made any promise, representation, or warranty not contained herein to induce it to execute this Agreement and each of the undersigned represents and warrants that it has not executed this Agreement in reliance on (1) any promise, representation or warranty not contained herein; or (2) any fact or state of facts not expressly recited herein. This Agreement settles and releases Claims for fraud, including Claims of fraudulent concealment, prior to full discovery of all facts, and by its nature is based upon incomplete knowledge of all Parties; the Parties acknowledge that they are entering into this Agreement notwithstanding that fact. Each of the Parties hereto has conducted such investigation as it deemed necessary prior to executing this Agreement, waives and deems unnecessary any further investigation, inquiry or knowledge, and expressly assumes the risk of any mistake of fact with regard to the making of this Agreement. The Parties hereby irrevocably waive any right to request or obtain rescission of this Agreement, and hereby irrevocably elect damages in an action at law as their sole remedy for any claim of fraud or mistake in entering into this Agreement. In the event that any claim of fraud or mistake is made by any Party with respect to this Agreement, this Agreement shall remain in full force and effect until entry of a final judgment sustaining such claim of fraud or mistake, and the Party claiming fraud or mistake must pay all legal fees, costs and expenses (including expert fees) of the defendants on a monthly basis, pending such final judgment.

     12. MODIFICATION. This Agreement may not be supplemented, modified, amended, waived, released or terminated except (a) by a writing executed by the Party to be bound thereby and (b) with the written consent of all other Parties. Any delegation by any Party to this Agreement shall be ineffective to release that Party from its obligation(s) to perform any delegated covenants, duties, or agreements under this Agreement unless such delegation has been approved or ratified in writing by the Party to whom such performance is due.

     16. CONSTRUCTION. This Agreement in all respects shall be interpreted, construed, enforced and governed by and under the laws of the State of California without regard to any internal conflicts of law principles in such jurisdiction. The Parties each waive any right, express or implied, to request or to receive the application of the law of any jurisdiction other than the State of California. This Agreement was and shall be deemed to have been prepared in the State of California by all of the Parties jointly, and any uncertainty or ambiguity existing in this

Agreement shall not be interpreted against any Party by reason of such Party having been responsible in any fashion for the drafting hereof. Accordingly, any rule of law, statutory or decisional, that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it shall be of no application and hereby is expressly waived to the fullest extent possible. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties and of this Agreement. If any non-material part of this Agreement is ruled enforceable or invalid, such ruling shall not affect the enforceability or validity of the remaining portions of this Agreement.

     13. EXECUTION. This Agreement may be executed as a single original or in any number of counterparts, each of which shall be deemed to be an original and which, taken together, shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective as original signatures.

     14. BREACH. In the event that any proceeding, suit or action is brought to enforce any provision of this Agreement, or in connection with any breach of or default under this Agreement, the prevailing Party shall be entitled to recovery of its reasonable costs and expenses, including actual attorneys' fees, in addition to any other relief to which that Party may be entitled.

     15. NOTICES. All notices required by this Agreement shall be deemed to have been made (a) on the date of actual delivery thereof, if sent by facsimile (with confirmation report) or personally delivered to the below address, or (b) on the date which is two days after deposit with United States Express Mail or overnight courier, addressed as follows:

                  (a)      If to QT-5:
                           5655 Lindero Canyon Road, Suite 120
                           Westlake Village
                           Attention: Timothy Owens
                           Facsimile: 916-313-3565

                  (b)      If to SBI: 2361 Campus Drive, Suite 210
                           Irvine, CA  92612
                           Attn:  Shelly Singhal, Managing Director
                           Facsimile:  949-679-7280

                  (c)      If to NDMS or Moore:
                           5855 Via Manigua
                           Las Vegas, NV
                           89120 Attention: Robert Moore
                           Facsimile: 702-547-4559

                               - with a copy to -

                           CHRISTENSEN, MILLER, FINK,
                               JACOBS, GLASER, WEIL & SHAPIRO, LLP
                           2121 Avenue of the Stars, 18th Floor
                           Los Angeles, California 90067-5010
                           Attention:  Kevin J. Leichter, Esq.
                           Facsimile:  310-556-2920

     16. ASSISTANCE OF COUNSEL. The Parties each acknowledge that it has been represented by independent counsel of its own choice throughout all negotiations proceeding the execution of this Agreement and in the execution of this Agreement and that each of the Parties has

/ / /


/ / /

/ / /

/ / /
executed this Agreement after consultation with counsel and after careful consideration of each of its terms and with full understanding of the legal effect of such terms. THE UNDERSIGNED HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO ITS TERMS AS OF THE DATE SET FORTH AT THE BEGINNING OF THIS

AGREEMENT.

Dated:  June 10, 2003               QT-5:

                                    By  /s/ Timothy Owens
                                       ---------------------------------------
                                           Timothy Owens, CEO/Director

                                    By  /s/ Steve Reder
                                        ---------------------------------------
                                           Steve Reder, President/Director

Dated:  June 10, 2003              SBI-USA LLC


                                    By  /s/ Shelly Singhal
                                        ---------------------------------------
                                           Shelly Singhal

Dated:  June 10, 2003              NDMS INVESTMENTS, L.P.

                                    By /s/ Robert Moore
                                        ---------------------------------------
                                           Robert Moore, General Partner

                                        /s/ Shelly Singhal
                                        ---------------------------------------
                                           Shelly Singhal, Personally

                                        /s/ Robert Moore
                                        ---------------------------------------
                                           Robert Moore, Personally

                                    EXHIBIT A

                                     CONSENT

     Reference is made to that certain Settlement Agreement and General Releases dated as of June 10, 2003. The undersigned hereby consents to the provisions of Paragraph 4 and agrees to be bound thereby.


Dated: June __, 2003                           ALLIANCE FINANCIAL NETWORK

                                               By
                                                 -------------------------------
Dated: June __, 2003                           DEVENSHIRE MANAGEMENT CORP


                                               By
                                                 -------------------------------
Dated: June __, 2003                           CHESS MANAGEMENT GROUP


                                               By
                                                 -------------------------------
Dated: June __, 2003                           SUNSET HOLDINGS INTERNATIONAL


                                               By
                                                 -------------------------------
Dated: June __, 2003                           DALE AFFONSO

                                               ---------------------------------

Dated: June __, 2003                           CHRIS EWING

                                               ---------------------------------
Dated: June __, 2003                           TODD SANDERS

                                               ---------------------------------

Dated: June __, 2003                           BILL BOSSUNG

                                               ---------------------------------

Exhibit B-1

                                     CONSENT

     Reference is made to that certain Settlement Agreement and Mutual General Releases dated as of June 10, 2003.

     Dale Affonso hereby consents to the provisions of Paragraphs 4 and 8 and agrees to be bound thereby.


                                                     DALE AFFONSO, an individual




Dated:  June __, 2003                                ---------------------------

Exhibit C-1

                                     CONSENT

     Reference is made to that certain Settlement Agreement and Mutual General Releases dated as of June 10, 2003.

     Devenshire Management Corp, Todd Sanders and Sunset Holdings International Ltd. each hereby consents to the provisions of Paragraphs 5 and 9 and agrees to be bound thereby.

Dated:  June __, 2003                         DEVENSHIRE MANAGEMENT CORP

                                              ----------------------------------
                                              By:
                                              Its:

                                              TODD SANDERS, an individual



                                              ----------------------------------


                                              SUNSET HOLDINGS INTERNATIONAL LTD.



                                              ----------------------------------
                                              By:
                                              Its:

Exhibit D-1

                                     CONSENT

     Reference is made to that certain Settlement Agreement and Mutual General Releases dated as of June 10, 2003.

     Alliance Financial Network, Inc., Bill Bossung and Chess Management Group, LLC each hereby consents to the provisions of Paragraphs 6 and 10 and agrees to be bound thereby.

Dated:  June __, 2003                        ALLIANCE FINANCIAL NETWORK, INC.



                                             ----------------------------------
                                             By:
                                             Its:

                                             BILL BOSSUNG, an individual



                                             -----------------------------------


                                             CHESS MANAGEMENT GROUP, LLC



                                             -----------------------------------
                                             By:
                                             Its:

Exhibit E

                                     CONSENT

         Reference is made to that certain Settlement Agreement and Mutual General Releases dated as of June 10, 2003.

     Christopher Ewing hereby consents to the provisions of Paragraph 11 and agrees to be bound thereby.


                                               CHRISTOPHER EWING, an individual


Dated:  June __, 2003                          --------------------------------

Exhibit F
                                     CONSENT

         Reference is made to that certain Settlement Agreement and Mutual General Releases dated as of June 10, 2003.

     Stephen Radusch hereby consents to the provisions of Paragraph 12 and agrees to be bound thereby.

                                               STEPHEN RADUSCH, an individual



Dated: June __, 2003                           ---------------------------------